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                                                                EXHIBIT 1(A)(11)
                                                                  CODE OF ETHICS
                                                        [AMERITAS LIFE INSURANCE
                                                                     CORP. LOGO]


                            AMERITAS INVESTMENT CORP.
                                 CODE OF ETHICS

I.       Introduction

         A. Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 ("1940 Act") requires that each investment adviser and each principal underwriter for an investment company registered under the 1940 Act must adopt a written Code of Ethics that contains provisions reasonably necessary to prevent certain persons ("Access Persons") from:

              1. (1) employing any device, scheme or artifice to defraud a Portfolio;
              2. (2) making any untrue statement of a material fact to a Portfolio or omit to state a material fact necessary in order to make the statements made to a Portfolio, in light of the circumstances under which they are made, not misleading;
              3. engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a Portfolio; or
              4. engaging in any manipulative practice with respect to a Portfolio.

         B. This Code of Ethics is required by Rule 17j-1. As permitted under Rule 17j-1, this Code provides that those Access persons who, pursuant to AIC's "Registered Investment Adviser Practices and Procedures" and "AIC's Registered Broker Dealer Practices and Procedures" file substantially the same reports as are required by
              Section V hereunder, shall be excepted from the quarterly reporting requirement of Section V.B. All other requirements will, however, continue to be applicable to each such Access Person.

II. Definitions. In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

         A. Access Person(1) means: (i) Any director, officer, general partner or Advisory Person of AIC.

         B. Advisory Person of AIC means: (i) Any AIC employee (or any employee of any company in a control relationship to AIC) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information

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(1)      persons who, in a single instance or in infrequent, inadvertent instances, obtain knowledge are not, for purposed of this Code, Access Persons. Similarly, persons who normally assist in the preparation of public reports but receive nt information about recommendations or trading by the Portfolios are not Access Persons for purposes of the Code. See, interpretive letter from Joel H. Goldberg, Director of the Division of investment management, to the Investment company Institute, March 31, 1981. (1981 SEC NoAct LEXIS 3447.)


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AIC Code of Ethics
(Pursuant to Rule 17j-1)
November 1, 1999
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              regarding the purchase or sale of Covered Securities by a
              Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to a Portfolio or to AIC who obtains information concerning recommendations made to a Portfolio with regard to the purchase or sale of Covered Securities by a Portfolio

         C. Investment Personnel means: (i) Any employee of AIC (or of any company in a control relationship to a Portfolio or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Portfolio; and (ii) Any natural person who controls a Portfolio or AIC and who obtains information concerning recommendations made to a Portfolio regarding the purchase or sale of securities by a Portfolio.

         D. Beneficial ownership has the meaning set forth in Rule 16a-1(a) of the Securities Exchange Act of 1934, as amended. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires and may, under appropriate circumstances, be deemed to include securities beneficially owned by members of the immediate family of an Access Person sharing his or her household, or by certain partnerships, corporations, trusts or other arrangements, in accordance with Rule 16a-1

         E. Portfolios means the Ameritas Portfolios of Calvert Variable Series, Inc.

         F.   Control has the meaning set forth in Section 2(a)(9) of the 1940
              Act.

         G. Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

         H. Covered Security means a security as defined in section 2(a)(36) of the Act, except that it does not include

              1.   Direct obligations of the Government of the United States;
              2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
              3.   Shares issued by open-end Funds

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AIC Code of Ethics
(Pursuant to Rule 17j-1)
November 1, 1999
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III.     Prohibited Transactions; Exemptions

         A. Prohibited Purchases and Sales. No Access Person shall purchase or sell, directly or indirectly, any security in which that Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

              1. is being considered for purchase or sale or for recommendation to purchase or sell by a Fund; or
              2.   is being purchased or sold by a Fund.

         B. Prohibited Recommendations. No Access Person shall recommend any securities transaction to a Fund without having disclosed to the designated compliance officer his interest, if any, in such securities or the issuer thereof, including without limitation:

              1. his direct or indirect beneficial ownership of any securities of such issuer;
              2. any contemplated transaction by such person in such securities;
              3.   any position with such issuer or its affiliates; or
              4. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         C. Exemptions. The prohibitions of III.A and III.B above shall not apply to:

              1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.
              2. Purchases or sales of securities which are not eligible for purchase or sale by a Fund.
              3. Purchases or sales which are non-volitional on the part of either the Access Person or a Fund.
              4. Purchases which are part of an automatic dividend reinvestment plan.
              5. Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired.

IV. IPOs and Private Placements. All Investment Personnel must obtain approval from AIC before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

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AIC Code of Ethics
(Pursuant to Rule 17j-1)
November 1, 1999
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         A.   An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         B. A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

V. Reports Required. Unless excepted by paragraph E of this section, every Access Person of AIC must report to that Portfolio, investment adviser or principal underwriter:

         A. Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: 1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; 2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and 3. The date that the report is submitted by the Access Person.

         B. Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

              1. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                   a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
                   b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
                   c. The price of the Covered Security at which the transaction was effected;
                   d. The name of the broker, dealer or bank with or through which the transaction was effected; and
                   e.   The date that the report is submitted by the Access
                        Person.

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AIC Code of Ethics
(Pursuant to Rule 17j-1)
November 1, 1999
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              2.   With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                   a. The name of the broker, dealer or bank with whom the Access Person established the account;
                   b.   The date the account was established; and
                   c.   The date that the report is submitted by the Access
                        Person.

         C. Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

              1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
              2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
              3.   The date that the report is submitted by the Access Person.

         D. Disclaiming Beneficial Ownership. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the security to which the report relates.

         E. Exemptions from Quarterly Reporting. With respect to Access Persons who are employees of AIC or any company affiliated with AIC, and who might be deemed Access Persons solely by reason of being employees of such company, the quarterly reporting requirements imposed under Section V.B and V.C shall be deemed to be satisfied if such persons are required to file reports ("Parallel Reports") of personal securities transactions in conformity with Rule 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940, as amended, provided:

              1. Parallel Reports are made within the time periods specified hereunder;
              2. copies of Parallel Reports (or confirmations and account statements) are reviewed by the Designated Compliance Officer for compliance with this


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AIC Code of Ethics
(Pursuant to Rule 17j-1)
November 1, 1999
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                   Code and are maintained in accordance with the recordkeeping requirements applicable hereunder; and
              3. Parallel Reports are filed with respect to all securities transactions involving Covered Securities, without regard to any "de minimis" exceptions otherwise applicable to such reporting.


VI.      Confidentiality

         A. No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf AIC, as investment adviser to the Portfolios) any information regarding securities transactions by a Portfolio or consideration by a Portfolio.

         B. All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VII. Designated Compliance Officer. The Designated Compliance Officer of AIC is Kenneth R. Jones, Vice President, Corporate Compliance. His licenses as of November 1, 1999 are NASD Series 6, 7, 24, 63, and 65. Responsibilities of the Designated Compliance Officer include:

         A.   Review and maintenance of RIA Policies and Procedures Manual

         B. Review and acceptance of IAR's individual advisory services and their proposed activities

         C.   Review and approve advertising

         D.   Review and resolution of customer complaints

         E.   Review and approval of correspondence

         F.   Approval of registrations

         G.   IAR Activities Inspections

         H. Frequent reviews of client accounts to detect and prevent irregularities, or abuses

         I.   Quarterly examination of Ameritas Investment Management Accounts


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AIC Code of Ethics
(Pursuant to Rule 17j-1)
November 1, 1999
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         J.   Suitability and initial fee assessment

         K.   Disciplinary and Remedial Action

VIII.    Review Process. Information reported pursuant to the requirements of
         Section IV shall be reviewed for any pattern of transactions involving parallel transactions (e.g. a Portfolio and an Access Person both buying or both selling the same Covered Security) generally within a 15 day period before or after the transaction date. Among the factors that will be considered in the analysis of whether any provision of the Code has been violated will be the number and dollar value of the transactions, the trading volume of the securities in question, the length of time the security is held by the individual and the individual involvement in the investment process. While the focus of this procedures is on "patterns," it is important to note that a violation could result from a single transaction if the circumstance warrant a finding that the underlying principles of fair dealing have been violated.

IX       Recordkeeping Requirements.

         A. AIC will at its principal place of business, maintain records in the manner and to the extent set out in this paragraph, and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

              1. A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
              2. A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
              3. A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
              4. A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and
              5. A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.


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AIC Code of Ethics
(Pursuant to Rule 17j-1)
November 1, 1999
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         B.   AIC will maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section IV, for at least five years after the end of the fiscal year in which the approval is granted.

X. Sanctions. Upon discovering a violation of the Code of Ethics, AIC or the Board of Directors of The Calvert Variable Series, Inc. may impose any sanctions it deems appropriate, including a letter of censure or suspension or termination of the employment of the violator.

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The Designated Compliance Officer of AIC is Kenneth R. Jones, Vice President,
Corporate Compliance. His licenses as of November 1, 1999 are NASD Series 6, 7, 24, 63, and 65. Responsibilities of the Designated Compliance Officer include:

A.   Review and maintenance of RIA Policies and Procedures Manual

B. Review and acceptance of IAR's individual advisory services and their proposed activities

C.   Review and approve advertising

D.   Review and resolution of customer complaints

E.   Review and approval of correspondence

F.   Approval of registrations

G.   IAR Activities Inspections

H. Frequent reviews of client accounts to detect and prevent irregularities, or abuses

I.   Quarterly examination of Ameritas Investment Management Accounts

J.   Suitability and initial fee assessment

K.   Disciplinary and Remedial Action